     As filed with the Securities and Exchange Commission on May 19, 1995.
                                                  Registration No. 33-__________
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             --------------------

                                    FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             --------------------

                      FROZEN FOOD EXPRESS INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

             TEXAS                                      75-1031831
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
 incorporation or organization)


                           1145 EMPIRE CENTRAL PLACE
                              DALLAS, TEXAS 75247
                         (Address, including Zip Code,
                        of Principal Executive Offices)


                      FROZEN FOOD EXPRESS INDUSTRIES, INC.
                  1995 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                            (Full title of the plan)


                             STONEY M. STUBBS, JR.
                      FROZEN FOOD EXPRESS INDUSTRIES, INC.
                           1145 EMPIRE CENTRAL PLACE
                              DALLAS, TEXAS 75247
                                 (214)-630-8090
                     (Name, address, and telephone number,
                   including area code, of agent for service)

                             --------------------

                        CALCULATION OF REGISTRATION FEE

==========================================================================================================
                                               PROPOSED MAXIMUM      PROPOSED MAXIMUM
 TITLE OF SECURITIES TO BE    AMOUNT TO BE    OFFERING PRICE PER    AGGREGATE OFFERING       AMOUNT OF
      REGISTERED (1)           REGISTERED          SHARE(2)             PRICE (2)         REGISTRATION FEE
==========================================================================================================
  Common Stock,              125,000 Shares         $11.00            $1,375,000.00           $474.14
 $1.50 par value
=========================================================================================================

(1) Shares of common stock of Frozen Food Express Industries, Inc. (the "Company"), $1.50 par value per share (the "Common Stock"), being registered hereby relate to the Frozen Food Express Industries, Inc. 1995 Non-Employee Director Stock Option Plan (the "1995 Director Plan"). Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), there are also being registered such additional shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the 1995 Director Plan.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) promulgated under the Securities Act on the basis of the average of the high and low sale prices of the Common Stock on May 15, 1995, as reported on the Nasdaq National Market.

================================================================================

                                 PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

  The documents listed in (a) and (b) below are hereby incorporated by reference into this Registration Statement. All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Registration Statement and prior to the filing of a post-effective amendment to the Registration Statement which indicates that all shares of common stock, $1.50 par value per share (the "Common Stock"), offered hereunder have been sold or which deregisters all shares then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

  (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 (which incorporates by reference its balance sheets as of December 31, 1994 and 1993, and its statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1994, together with the report of independent public accountants, contained on pages 19 through 27 of its Annual Report to Shareholders).

  (b) All other reports filed pursuant to Section 13 or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in
(a) above.

  (c) The description of the Common Stock contained in the Company's Form 8-A filed on April 26, 1972 (SEC File No. 0-6200) for registration of the Common Stock pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.


ITEM 4.  DESCRIPTION OF SECURITIES

  Not Applicable.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL

  None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Article 2.02-1 of the Texas Business Corporation Act ("TBCA") provides that a Texas corporation may indemnify officers and directors who are, or are threatened to be made, defendants or respondents in any threatened, pending or completed action, suit or proceeding, by reason of the fact that such person is or was a director or officer, but only if it is determined that the person (i) conducted himself in good faith, (ii) reasonably believed (a) in the case of conduct in his official capacity as an officer or director of the corporation, that his conduct was in the corporation's best interests and (b) in all other cases, that his conduct was at least not opposed to the corporation's best interests, and (iii) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Subject to certain exceptions, indemnity is not permitted in connection with any proceeding in which the person is found liable on the basis that personal benefit was improperly received by him or in which the person is found liable to the corporation. The indemnification permitted by the TBCA may extend to judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses actually incurred by the person in connection with the proceeding in question; but if the officer or director is found liable to the corporation or is found liable on the basis that personal benefit was improperly received by him, the indemnification (x) is limited to reasonable expenses actually incurred by the person in connection with the proceeding and (y) must not be made in respect of any proceeding in which the person is found liable for willful or intentional misconduct in the performance of his duty to the corporation. If the officer or director is wholly successful, on the merits or otherwise, in his defense of the proceeding, the corporation must indemnify him for the reasonable expenses actually incurred in connection therewith.

  Article Twelve of the Company's Articles of Incorporation provides that, to the full extent permitted by Texas law, the Company is required to indemnify any director or officer against judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses (including court costs and attorneys' fees) actually incurred by any such person who was, is or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director or officer and is required to advance to such person reasonable expenses incurred by him in connection therewith.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to officers, directors, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

  None.

ITEM 8.  EXHIBITS.

The following are filed as exhibits to this Registration Statement:

Exhibit No.    Description
- ----------     -----------
 4.1           Articles of Incorporation of the Company, as amended
               (incorporated herein by reference to Exhibit 3.1 to the Company's
               Annual Report on Form 10-K for the fiscal year ended December 31,
               1988, File No. 0-6200).

 4.2 Bylaws of the Company, as amended (incorporated herein by reference to Exhibit 3.2 to the Company's Annual Report on Form
               10-K for the fiscal year ended December 31, 1991, File No. 0-6200).

 4.3           Frozen Food Express Industries, Inc. 1995 Non-Employee Director
               Stock Option Plan.*

 5             Opinion of Baker & McKenzie.*

23.1           Consent of Baker & McKenzie (See Exhibit 5).*

23.2           Consent of Arthur Andersen & Co.*

24 Power of Attorney (included on the signature page of the Registration Statement).*

________________
* filed herewith

ITEM 9.  UNDERTAKINGS.

  (a) The undersigned registrant hereby undertakes:

      1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply and the information required to be included in a post-effective amendment by such paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

      2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on May 10, 1995.


                                         FROZEN FOOD EXPRESS INDUSTRIES, INC.

                                         By:/s/ Stoney M. Stubbs, Jr.
                                            -----------------------------------
                                            Stoney M. Stubbs, Jr.
                                            Chairman of the Board, President and
                                            Chief Executive Officer



                               POWER OF ATTORNEY

  Each person whose signature appears below hereby authorizes Stoney M. Stubbs, Jr. or Burl G. Cott to file one or more amendments (including post-effective amendments) to this registration statement, which amendments may make such changes in this registration statement as each of them deems appropriate, and each such person hereby appoints Stoney M. Stubbs, Jr. or Burl G. Cott as attorney-in-fact to execute in the name and on behalf of the Company and any such person, individually and in each capacity stated below, any such amendments to this registration statement.

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

           Name                             Title                      Date
           ----                             -----                      ----
/s/ Stoney M. Stubbs, Jr.    Chairman of the Board, President      May 10, 1995
- ---------------------------  and Chief Executive Officer
Stoney M. Stubbs, Jr.        (Principal Executive Officer)

/s/ Edgar O. Weller          Vice Chairman of the Board            May 10, 1995
- ---------------------------
Edgar O. Weller

/s/ Burl G. Cott             Senior Vice President, Chief          May 10, 1995
- ---------------------------  Financial Officer and Director
Burl G. Cott                 (Principal Financial and Accounting
                             Officer)

/s/ Charles G. Robertson     Executive Vice President, Chief       May 10, 1995
- ---------------------------  Operating Officer and Director
Charles G. Robertson


/s/ W. Grogan Lord           Director                              May 10, 1995
- ---------------------------
W. Grogan Lord

 /s/ Leroy Hallman           Director                              May 10, 1995
- ---------------------------
 Leroy Hallman

/s/ Brian R. Blackmarr       Director                              May 10, 1995
- ---------------------------
Brian R. Blackmarr

 /s/ T. Michael O'Connor     Director                              May 10, 1995
- ---------------------------
 T. Michael O'Connor

                                 EXHIBIT INDEX


Exhibit No.    Description                                          Page
- -----------    -----------                                          ----
 4.1           Articles of Incorporation of the Company, as
               amended (incorporated herein by reference to
               Exhibit 3.1 to the Company's Annual Report on
               Form 10-K for the fiscal year ended
               December 31, 1988, File No. 0-6200).

 4.2 Bylaws of the Company, as amended (incorporated herein by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1991, File No. 0-6200).

 4.3           Frozen Food Express Industries, Inc. 1995
               Non-Employee Director Stock Option Plan.*

 5             Opinion of Baker & McKenzie.*

23.1           Consent of Baker & McKenzie (See Exhibit 5).*

23.2           Consent of Arthur Andersen & Co.*

24 Power of Attorney (included on the signature page of the Registration Statement).*

_____________
* filed herewith